UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2010

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2010, USEC Inc. ("USEC" or the "Company") and its wholly owned subsidiary United States Enrichment Corporation entered into a Second Amended and Restated Revolving Credit Agreement (the "Amended and Restated Credit Agreement") with the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, JPMorgan Securities, Inc., Wachovia Capital Finance Corporation (New England), and UBS Securities LLC, as joint book managers and joint lead arrangers, Wachovia Capital Finance Corporation (New England), as syndication agent, and UBS Securities LLC, as documentation agent. The Amended and Restated Credit Agreement provides for a revolving credit facility (the "New Credit Facility") of up to $225 million (including up to $100 million in letters of credit), which replaces USEC’s existing $400 million revolving credit facility that had been scheduled to expire on August 18, 2010 (the "Prior Credit Facility"). The New Credit Facility contains an accordion feature that allows USEC to expand the size of the facility up to an aggregate of $350 million in revolving credit commitments, subject to USEC obtaining additional commitments. In the event of such an increase in commitments, the letter of credit sublimit under the New Credit Facility will also increase dollar for dollar up to a maximum of $150 million. As more fully described below, the Company’s obligations under the Amended and Restated Credit Agreement are secured by certain assets of the Company and its subsidiaries, excluding equity in, and assets of, subsidiaries created to carry out future commercial American Centrifuge activities (the "ACP Subsidiaries’). The New Credit Facility is available to finance working capital needs and general corporate purposes.

Under the terms of the New Credit Facility, the Company is subject to restrictions on its ability to spend on the American Centrifuge project. Subject to certain limitations when Availability (as defined below) falls below certain thresholds, the New Credit Facility permits the Company to spend up to $90 million for the American Centrifuge project over the term of the New Credit Facility (the "ACP Spending Basket"). However, for every additional dollar of aggregate lender commitments that USEC obtains under the accordion feature described above, the ACP Spending Basket is increased by one dollar up to a maximum of $165 million. The New Credit Facility does not restrict the investment of proceeds of grants and certain other financial accommodations (excluding proceeds from the issuance of debt or equity by the borrowers) that may be received from the U.S. Department of Energy or other third parties that are specifically designated for investment in the American Centrifuge project. In addition to the ACP Spending Basket, the New Credit Facility also permits the investment in the American Centrifuge project of net proceeds from additional equity capital raised by USEC, subject to certain provisions and certain limitations when Availability falls below certain thresholds.

The New Credit Facility includes provisions permitting the transfer of assets related to the American Centrifuge project to enable USEC to separately finance the American Centrifuge project. The ACP Subsidiaries are not guarantors under the New Credit Facility, and their assets are not pledged as collateral.

The New Credit Facility will expire on May 31, 2012. Outstanding borrowings under the New Credit Facility will bear interest at a variable rate equal to, based on the Company’s election, either:

• the sum of (1) the greater of (a) the JPMorgan Chase Bank, N.A. prime rate, (b) the federal funds rate plus ½ of 1%, or (c) 1-month LIBOR plus 1% plus (2) a margin ranging from 2.25% to 2.75% based upon Availability; or
• the sum of LIBOR plus a margin ranging from 4.0% to 4.5% based upon Availability.

As with the Prior Credit Facility, borrowings under the New Credit Facility are subject to limitations based on established percentages of qualifying assets pledged as collateral to the lenders, such as eligible accounts receivable and USEC-owned inventory. The New Credit Facility contains various reserve provisions that reduce available borrowings under the facility periodically or restrict the use of borrowings if certain requirements are not met, including those listed below.

Requirement: Availability ≥ greater of 10% of aggregate lender commitments or $32.5 million
Outcome: If not met at any time, an event of default is triggered.

Requirement: Availability ≥ $75 million
Outcome: If not met at any time, fixed charge ratio required to be 1.00 to 1.00 until the 90th consecutive day Availability is restored.

USEC must prepay the principal and accrued interest on any outstanding loans and other obligations under the New Credit Facility with all revenues (with the ability to re-borrow, subject to the above requirements) if Availability falls below $100 million until Availability is greater than $115 million for 60 consecutive days.

"Availability" means, the lesser of (1) aggregate lender commitments and (2) the sum of eligible receivables and eligible inventory, subject to caps, less the sum of (x) outstanding loan balances and accrued interest, fees and expenses, and (y) letters of credit issued, except to the extent cash collateral has been posted to support the letters of credit.

As with the Prior Credit Facility, the New Credit Facility includes various customary operating and financial covenants and cross-default provisions, including, without limitation, restrictions on the incurrence and prepayment of other indebtedness, granting of liens, sales of assets, making of investments, maintenance of a minimum amount of collateral, and payment of dividends or other distributions. In addition, the New Credit Facility prohibits our payment of dividends or distributions to holders of our capital stock. Failure to satisfy the covenants would constitute an event of default under the New Credit Facility.

Certain of the lenders (including JPMorgan Chase Bank, N.A. and Wachovia Capital Finance Corporation (New England)), as well as certain of their respective affiliates, have performed, and may in the future perform, for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing summary of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement filed in this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

As security for the obligations of the Company and its subsidiaries under the Amended and Restated Credit Agreement, the Company and certain subsidiaries of the Company entered into a Second Amended and Restated Omnibus Pledge and Security agreement (the "Amended and Restated Security Agreement") dated as of February 26, 2010 with JPMorgan Chase Bank, N.A., as administrative and collateral agent for the lenders named in the Amended and Restated Credit Agreement. Similar to the security granted in connection with the Prior Credit Facility, the administrative agent has been granted a first-priority lien on certain assets of the Company and its subsidiaries, primarily consisting of USEC-owned inventory and accounts receivable. The foregoing summary of the Amended and Restated Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Security Agreement filed in this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under "Item 1.01 Entry Into a Material Definitive Agreement" is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number - Description

10.1 - Second Amended and Restated Revolving Credit Agreement, dated as of February 26, 2010, among USEC Inc., United States Enrichment Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, JPMorgan Securities, Inc., Wachovia Capital Finance Corporation (New England), and UBS Securities LLC, as joint book managers and joint lead arrangers, Wachovia Capital Finance Corporation (New England), as syndication agent, and UBS Securities LLC, as documentation agent.

10.2 - Second Amended and Restated Omnibus Pledge and Security agreement dated as of February 26, 2010 by USEC Inc., United States Enrichment Corporation and NAC International Inc., in favor of JPMorgan Chase Bank, N.A., as administrative and collateral agent for the lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

February 26, 2010	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Credit Agreement, dated as of February 26, 2010, among USEC Inc., United States Enrichment Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, JPMorgan Securities, Inc., Wachovia Capital Finance Corporation (New England), and UBS Securities LLC, as joint book managers and joint lead arrangers, Wachovia Capital Finance Corporation (New England), as syndication agent, and UBS Securities LLC, as documentation agent.
10.2	Second Amended and Restated Omnibus Pledge and Security agreement dated as of February 26, 2010 by USEC Inc., United States Enrichment Corporation and NAC International Inc., in favor of JPMorgan Chase Bank, N.A., as administrative and collateral agent for the lenders.